Exhibit 99.1

       PERMA-FIX ENVIRONMENTAL SERVICES, INC. ANNOUNCES RELEASE OF SECOND
          QUARTER EARNINGS AND INVITES YOU TO JOIN ITS CONFERENCE CALL

ATLANTA, July 27 /PRNewswire-FirstCall/ -- Perma-Fix Environmental Services, Inc. (Nasdaq: PESI; Boston: PES) (Germany: PES.BE) today announced that it will release second quarter earnings the morning of Tuesday, August 2, 2005. In conjunction with the Company's second quarter earnings release, there will be a conference call held at 11:00 a.m. EDT on Tuesday, August 2nd. The call is available on the Company's web site at www.perma-fix.com or by calling 1-866-297-0887 for U.S. Callers or 1-706-645-9715 for international callers. The conference call will be lead by Dr. Louis F. Centofanti, Chairman and CEO, and Richard T. Kelecy, Vice President and CFO, of Perma-Fix Environmental Services, Inc.

       What: Perma-Fix Environmental Second Quarter 2005 Operating Results Conference Call

       When:   Tuesday, August 2, 2005, at 11:00 a.m. EDT

       Where:  http://www.perma-fix.com or 866-297-0887 or 706-645-9715

       Contact:     Richard T. Kelecy
                    352-395-1351

The call will be available for replay at 1:00 p.m. EDT, August 2, 2005, through 1:00 p.m., August 7, 2005. To access the audio/conference call replay, dial 1-800-633-8284 (International 1-402-977-9140) and enter reservation #21254090.

Perma-Fix Environmental Services, Inc. is a national environmental services company, providing unique mixed waste and industrial waste management services. The Nuclear Segment provides radioactive and mixed waste treatment services to hospitals, research laboratories and institutions, numerous federal agencies including the Departments of Energy and Defense and nuclear utilities. The Industrial Segment provides hazardous and non-hazardous waste treatment services for a diverse group of customers including Fortune 500 companies, numerous federal, state and local agencies and thousands of smaller clients. The company operates eleven major waste treatment facilities across the country.

Please visit us on the World Wide Web at http://www.perma-fix.com.

SOURCE  Perma-Fix Environmental Services, Inc.
    -0-                             07/27/2005
    /CONTACT: Dr. Louis F. Centofanti, Chairman and CEO of Perma-Fix Environmental Services, Inc., +1-404-847-9990; or Investors, Valerie Kimball or J. Todd Atenhan of EPOCH Financial Group, Inc., +1-888-917-5109 or email vkimball@epochfinancial.com; or European investor relations, Herbert Strauss, +43-316-296-316 or email herbert@eu-ir.com, all for Perma-Fix Environmental Services, Inc./
    /Web site:  http://www.perma-fix.com/